Exhibit 10.19

Subordination and Intercreditor Agreement

This SUBORDINATION AND INTERCREDITOR AGREEMENT ("Agreement") is made effective as of July 12, 2001, by and between Bank One, N.A., a national banking association with principal offices in Columbus, Ohio ("Bank" or "Senior Lender") and Christian Larsen ("Larsen") and The Charles Schwab Corporation, a Delaware corporation ("Schwab") (collectively, Larsen and Schwab shall be referred to as the "Subordinated Lenders"). Larsen, Schwab and the Bank or Senior Lender are hereinafter sometimes referred to individually as a "Lender" and collectively as "Lenders".

BACKGROUND

A. Obligations to the Senior Lender

To provide financing to E-Loan, Inc., a Delaware corporation ("Debtor"), the Senior Lender entered into a Loan Agreement dated as of April 2, 2001 (the "Loan Agreement") together with other transaction documents (collectively, the Loan Agreement and such other transaction documents related thereto shall be referred to as the "Bank Credit Agreement"). Under the Bank Credit Agreement, the Senior Lender agreed to lend to the Debtor up to the aggregate principal amount of Twenty-five Million and 00/100 Dollars ($25,000,000) from time to time outstanding on a revolving credit basis. The obligations of the Debtor to the Senior Lender under the Bank Credit Agreement are secured by the grant by the Debtor of the first priority security interest in and assignment of property of the Debtor as described on Exhibit A hereto (the "Senior Lender's Collateral"). (The obligations of the Debtor under the Bank Credit Agreement and any and all other obligations of the Debtor to the Senior Lender, now existing or hereafter arising, shall be referred to as the "Senior Obligations").

B. Obligations to Larsen

To provide additional financing to the Debtor, Larsen is entering into an Amended and Restated Loan Agreement dated as of July 12, 2001 (the "Larsen Loan Agreement") together with other transaction documents (collectively, the Larsen Loan Agreement and such other transaction documents shall be referred to as the "Larsen Credit Agreement"). Under the Larsen Credit Agreement, Larsen is agreeing to lend to the Debtor up to the aggregate principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) from time to time outstanding on a revolving credit basis. The obligations of the Debtor to Larsen under the Larsen Credit Agreement are secured by a grant by the Debtor of a second priority security interest in and assignment of property of the Debtor as described on Exhibit B hereto (the "Larsen Collateral"). (The obligations of the Debtor under the Larsen Credit Agreement and any and all other obligations of the Debtor to Larsen, now existing or hereafter arising, shall be referred to as the "Larsen Obligations".)

C. Obligations to Schwab

To provide additional financing to the Debtor, the Debtor issued to Schwab its eight percent (8%) convertible note due on January 19, 2003, in the aggregate principal amount of Five Million and 00/100 Dollars ($5,000,000) (the "Note"), which Note was purchased by Schwab pursuant to the terms and conditions of that certain Note Purchase Agreement dated as of July 12, 2001 (the "Purchase Agreement") and which Note is convertible at the option of holders into shares of the Debtor's common stock, $0.001 par value pursuant to the terms and conditions of the agreements between the Debtor and Schwab. (The Note, Purchase Agreement, Security Agreement, and other transaction documents relating thereto or arising therefrom shall be referred to as the "Schwab Credit Agreement"; the obligations of the Debtor under the Schwab Credit Agreement and any and all other obligations of the Debtor to Schwab, now existing or hereafter arising, shall be referred to as the "Schwab Obligations".) Those Schwab Obligations that arise under the Note or Security Agreement are secured by a grant by the Debtor of a security interest in and assignment of property of the Debtor as described on Exhibit C hereto (the "Schwab Collateral").

(Collectively, the Larsen Obligations and the Schwab Obligations shall be referred to as the "Subordinated Obligations"; collectively, the Larsen Credit Agreement and the Schwab Credit Agreement shall be referred to as the "Subordinated Credit Agreements"; and, collectively, the Larsen Collateral and the Schwab Collateral shall be referred to as the "Subordinated Lenders' Collateral".)

D. Identification of Collateral

The Senior Lender's Collateral is comprised of the identical assets of the Debtor as is the Subordinated Lenders' Collateral. Schwab and Larsen have entered into an Intercreditor Agreement effective as of ___________, 2001 to provide for the relationship of the Larsen Obligations to the Schwab Obligations and to provide for the allocation of the collateral interests as between Schwab and Larsen ("Schwab-Larsen Intercreditor Agreement"). This Agreement is unaffected by the Schwab-Larsen Intercreditor Agreement.

(Collectively, the Senior Lender's Collateral, the Larsen Collateral and the Schwab Collateral shall be referred to as the "Collateral".)

E. Debt Prohibitions

The Bank Credit Agreement prohibits, inter alia, the Debtor from incurring debt which is not subordinated to the Senior Obligations and prohibits any other liens on the Senior Lender's Collateral. The purpose of this Agreement is to provide for the subordination of the Subordinated Obligations to the Senior Obligations and to provide for subordination of the interests of Larsen and Schwab in the Collateral to those of the Senior Lender. The Debtor has requested that the Senior Lender consent to the Subordinated Obligations and the grants to the Subordinated Lenders of the Subordinated Lenders' Collateral. The Senior Lender has consented to this request subject to the provisions of this Agreement.

STATEMENT OF AGREEMENT

Section 1. Priority of Security Interests.

Notwithstanding the time or the order of perfection of their respective security interests, any provision in the Subordinated Credit Agreements, any provision of the federal bankruptcy code, or any other applicable law, as between themselves, the Senior Lender and the Subordinated Lenders agree as follows:

(a) The Senior Lender shall have, claim and maintain a first priority lien on and first priority security interest in the Collateral.

(b) The Subordinated Lenders shall have, claim and maintain a second priority lien on and second priority security interest in the Collateral as the interests in the Collateral of the Subordinated Lenders may be adjusted between them pursuant to the Schwab-Larsen Intercreditor Agreement, fully subordinated to all interests in the Collateral of the Senior Lender.

(c) The parties hereto will execute and deliver all further agreements and documents which may be reasonably required to implement or evidence the foregoing interests in favor of each such party.

Section 2. Subordination by the Subordinated Lenders.

Each of the Subordinated Lenders shall, and hereby does, subordinate the Subordinated Obligations in favor of the Senior Obligations. Each Subordinated Lender may accept regularly scheduled payments of principal and/or interest under their respective Credit Agreements so long as no event of default has occurred and is continuing under the Bank Credit Agreement or so long as such payment would not cause an event of default under the Bank Credit Agreement. Upon the occurrence of an event of default under the Bank Credit Agreement, no Subordinated Lender may accept any payments whatsoever on the Subordinated Obligations, from any source whatsoever, including, without limitation, payments from the Debtor or arising from or related to the Collateral. Each Subordinated Lender acknowledges that the occurrence of an event of default under either the Larsen Credit Agreement or the Schwab Credit Agreement constitutes an event of default under the Bank Credit Agreement. Upon the occurrence of an event of default under the Bank Credit Agreement, except events of default which are precipitated by default by the Debtor under either the Larsen Credit Agreement or the Schwab Credit Agreement, the Senior Lender shall give written notice to each of the Subordinated Lenders of such event of default under the Bank Credit Agreement (the "Default Notice"); provided, however, irrespective of the date of receipt of a Default Notice by a Subordinated Lender, the operative date for all relevant purposes under this Agreement shall be that date on which such event of default actually occurred under the Bank Credit Agreement (the "Default Date"). After a Default Date, all payments on account of the Subordinated Obligations accepted by any Subordinated Lender from whatever source, including, but not limited to, offsets, shall be received by such Subordinated Lender in trust for the benefit of the Senior Lender, shall at all times be and remain the property of the Senior Lender and shall be promptly paid over by such Subordinated Lender to the Senior Lender in exactly the form received with appropriate endorsement at the direction of the Senior Lender.

Section 3. Additional Terms Regarding Subordination.

(a) The Senior Lender may amend, revise, renew, substitute or replace or otherwise modify any term under the Bank Credit Agreement, or any of the obligations owed to it by the Debtor; extend the maturity therefore or agree to forbearance thereon without notice to any Subordinated Lender and without such affecting the obligations, undertakings and agreements of each Subordinated Lender under this Agreement; and may extend additional loans to the Debtor without the prior consent of the Subordinated Lenders.

(b) After a Default Date, each Subordinated Lender agrees not to ask, demand, sue for, take or receive from the Debtor, directly or indirectly, by offset, in any other name, the whole or any part of the Subordinated Obligations unless and until the Senior Obligations have been fully and indefeasibly satisfied and the Senior Lender has no further commitment to make loans to the Debtor under the Bank Credit Agreement.

(c) No Subordinated Lender shall have any right to possession of the Collateral or any part thereof or to foreclose upon any Collateral or any part thereof, to collect or enforce the Subordinated Obligation owed to it by the Debtor, whether by judicial action or otherwise, unless and until the Senior Obligations have been fully and indefeasibly satisfied and the Senior Lender has no further commitment to make loans to the Debtor under the Bank Credit Agreement.

(d) No Subordinated Lender shall commence or join with any creditor of the Debtor other than the Senior Lender in commencing any proceeding to collect or enforce the Subordinated Obligations owed to him or it or to file an involuntary petition in bankruptcy against the Debtor.

(e) In the event of any distribution of the assets or readjustments of the debt of the Debtor, whether by liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, or the application of the assets to the payment or liquidation thereof, the Senior Lender shall be entitled to receive payment in full in cash of the Senior Obligations prior to any payment to any Subordinated Lender. In the event of any distribution to any Subordinated Lender contrary to the provisions of this subsection, such distribution shall be deemed to be held by such Subordinated Lender in trust for the benefit of the Senior Lender, shall at all times be and remain the property of the Senior Lender and shall be promptly paid over by such Subordinated Lender to the Senior Lender in exactly the form received with appropriate endorsement at the direction of the Senior Lender.

(f) The Senior Lender may release, exchange, sell or otherwise deal with the Collateral without impairing or affecting any of its rights under this Agreement.

(g) The Senior Lender may continue, at any time and without notice to the Subordinated Lenders, to extend credit or other financial accommodations or benefits and loan monies to or for the account of the Debtor and such extensions of credit, financial accommodations or benefits and loans to or for the account of the Debtor shall be subject to the benefits and entitlements afforded the Senior Lender under this Agreement.

(h) This is a continuing agreement of subordination and shall continue in effect until the Senior Obligations have been fully and indefeasibly satisfied and the Senior Lender has no further commitment to make loans to the Debtor under the Bank Credit Agreement.

(i) Each party hereto represents and warrants that it has not previously assigned any interest in the obligations owed to it or him by the Debtor, that no other party owns an interest in such obligations (whether as joint holders, participants or otherwise).

(j) Each Subordinated Lender hereby expressly waives any right that it may otherwise have to require the Senior Lender to marshall assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute.

(k) In the event that the Senior Lender shall be required by the Uniform Commercial Code or any other applicable law to give notice to either of the Subordinated Lenders, such notice shall be given in accordance with Section 5 hereof and of their respective interests in the Collateral in seven (7) business days' notice shall be deemed to be commercially reasonable.

(l) After a Default Date under the Bank Credit Agreement, each Subordinated Lender will cooperate with the Senior Lender's efforts to collect, sell or otherwise dispose of the Collateral and shall provide to the Senior Lender, upon request, appropriate releases of their respective interests in the Collateral to permit such collection, sale or other disposition of the Collateral by the Senior Lender, free and clear of any Subordinated Lender's interest in the Collateral.

(m) For the limited purpose of perfection of the respective security interests of the Lenders in those types or items of Collateral in which a security interest may be perfected by possession, each Lender hereby appoints the other as its agent for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of such other Lender from time to time, and each Lender agrees to act as the other's agent for such limited purpose of perfecting the other's security interest by possession through an agent, provided that neither Lender shall incur any liability to the other Lender by virtue of acting as the other's agent hereunder, and either Lender may relinquish possession of Collateral in its possession without the consent of the other Lender, and without incurring liability to the other Lender, unless there is an express written agreement to the contrary in effect between the Lenders.

Section 5. Notices.

Any and all notices required or permitted under this Agreement shall be effective upon receipt (unless otherwise specified herein) and shall be given by telecopy or courier to the following addresses unless such addresses are changed by notice given as provided herein.

If to the Bank:

Bank One, NA-OH1-1009
1111 Polaris Parkway, #3J
Columbus, OH 43240
ATTENTION: Craig Larson
Telephone: (614) 248-7704
Telefax: (614) 248-0156

With a copy to:

Arter & Hadden, LLP
10 West Broad Street
Columbus, Ohio 43215
ATTENTION: Yvette A. Cox
Telephone: (614) 221-3155
Telefax: (614) 221-0479

If to Larsen:

Christian Larsen
c/o E-Loan, Inc.
5875 Arnold Road, Suite 100
Dublin, CA 94568
Telephone: (925) 241-2400
Telefax: (925) 803-3503

With a copy to:

Watson & Lanctot
44 Montgomery Street, Suite 3585
San Francisco, CA 94104
Attention: Lawrence Lanctot
Telephone: (415) 362-0900
Telefax: (415) 362-2744

If to Schwab:

The Charles Schwab Corporation 101 Montgomery Street
San Francisco, CA 94104
Attention: Christopher V. Dodds
Telephone: (415) 636-5415
Telefax: (415) 636-5877

With a Copy to:

Howard, Rice, Nemerovski, Canady, Falk & Rabkin
Three Embarcadero Center, Seventy Floor
San Francisco, CA 94111
Attention: Lawrence B. Rabkin
Telephone: (415) 434-1600
Telefax: (415) 217-5910

Section 6. No Third Party Beneficiary.

The parties agree that this Agreement is solely for the benefit of the parties hereto and their successors and assigns, and not for the benefit of any third party. Further, this Agreement does not create any joint venture between or among the parties.

Section 7. Effective Date and Continuing Nature of the Agreement.

This Agreement is executed and delivered to each party as of the date of the earlier of the Subordinated Obligations and shall be effective as of such date. Except to the extent specifically provided herein, this Agreement shall continue to be effective until the Senior Obligations have been fully and indefeasibly satisfied and the Senior Lender has no further commitment to make loans to the Debtor under the Bank Credit Agreement.

Section 8. No Contest of Security Interest.

The parties agree that none of them will contest the security interest or lien of the other granted by the Debtor, or the perfection thereof, in any proceeding or for any reason. This covenant shall be specifically enforceable against any party hereto.

Section 9. Financial Information.

Each party hereby assumes responsibility for keeping itself informed of the financial condition of the Debtor and of all other circumstances bearing upon risk of non-payment of any indebtedness that diligent inquiry would reveal.

Section 10. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the respective parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against the Debtor under the federal bankruptcy code, and all allocations of payments between the parties hereto shall continue to be made after the filing thereof on the same basis that payments were to be applied prior to the date of filing the petition.

Section 11. Dispute Resolution/Jury Waiver.

(a) Each party to this Agreement hereby voluntarily, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, arising out of, in connection with, related to, or incidental to this Agreement or the transactions related hereto. This provision is a material inducement to both the Senior Lender and the Subordinated Lenders to enter into this Agreement.

(b) This Agreement shall in all respects, be construed in accordance with and governed by the laws of the State of Ohio, without regard to provisions for conflicts of law; and, venue for any action arising of, in connection, related to or incidental to this Agreement shall be in Franklin County, Ohio.

(c) This Agreement constitutes the only agreement and understanding between the Senior Lender and the Subordinated Lenders and supersedes any all prior agreements and understandings, oral or written, relating to the subject matter hereof. Each party acknowledges that he or it has not relied on any oral promises or representations from the other. No change in the terms, modification or waiver of any provision of this Agreement shall be effective unless the same is in writing and signed by the Senior Lender and the affected Subordinated Lender. If the Senior Lender and one (but not both) Subordinated Lender agree in a change in the term, amendment, modification or waiver of a provision of this Agreement, such shall be effective as to the parties so agreeing and such shall not affect, limit or discharge the rights or the obligations of any Subordinated Lender under this Agreement who or which may not be a party to any such change in the terms, amendment, modification or waiver of such provision of this Agreement.

Section 12. General.

The section titles contained in this Agreement are and shall be without substance or meaning or content of any kind whatsoever, and are not a part of the agreement between the parties. This Agreement contains the entire agreement between the parties with respect to the matters set forth herein and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any party hereunder be waived, released or discharged except upon execution by all parties of a written instrument so providing. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and such provision of this Agreement shall be severable in any such instance. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In the event of any dispute concerning the meaning or interpretation of this Agreement that results in litigation, or in the event of any litigation by a party to enforce the provisions hereof, each party shall be responsible for its own attorneys' fees and disbursements, and any actual costs incurred.

In Witness Whereof, the parties have caused this Agreement to be executed as of the day and year first above written.

[Balance of Page Intentionally Blank]

BANK ONE, NA

By:/s/ Craig M. Larson

Its:

/s/ Christian Larsen

Christian Larsen

THE CHARLES SCHWAB

CORPORATION

By: /s/ Christopher V. Dodds

Its: EVP, CFO

Acknowledgment and Consent

E-Loan, Inc., a Delaware corporation, acknowledges that it has received and reviewed a copy of the foregoing Subordination and Intercreditor Agreement and hereby consents to the provisions of such agreement as it may be renewed, amended or otherwise modified by and between those parties; agrees to comply with its terms; and acknowledges that such agreement is a Loan Document as defined in the Bank Credit Agreement.

E-LOAN, INC.

By: /s/ Joseph J. Kennedy

Its: President and COO